Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marcia E. Backus and Nicole E. Clark and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Financial and Accounting Officer

/s/ Christopher O. Champion	Vice President, Chief Accounting Officer and Controller	August 8, 2019
Christopher O. Champion

Director

/s/ Robert M. Shearer	Director	August 8, 2019
Robert M. Shearer